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                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-117354 of Kensey Nash Corporation and Subsidiaries on Form S-8 of our report dated September 13, 2004, appearing in this Annual Report on Form 10-K of Kensey Nash Corporation and Subsidiaries for the year ended June 30, 2004.

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
September 13, 2004

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